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                                                                    Exhibit 4(a)

                    OFFICERS' CERTIFICATE PURSUANT TO SECTION
                    2.02(B) OF THE INDENTURE IDENTIFIED BELOW

The undersigned, Edwin F. Hall, Controller and Chief Financial Officer, and William F. Heitmann, Treasurer, respectively, of New England Telephone and Telegraph Company (the "Company"), acting pursuant to authorizations contained in Board Resolutions, copies of which are delivered herewith, duly adopted on March 16, 1993 and September 21, 1993, by the Board of Directors of the Company, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an Indenture, dated as of October 1, 1992 (the "Indenture"), from the Company to State Street Bank and Trust Company, as successor Trustee (the "Trustee"), pursuant to the Registration Statement on Form S-3 (No. 33-50631) under the Securities Act of 1933, as amended. (As used herein, the term "Prospectus" shall mean the Prospectus dated December 8, 1997, as supplemented by the Prospectus Supplement dated June 13, 2000, filed with the Securities and Exchange Commission with respect to the Series.)

(1)      Title of Securities of the Series:         Seven Year 7.65% Notes due
                                                    June 15, 2007

(2)      Limit, if any, on the aggregate
         principal amount of Securities
         of the Series:                             $125,000,000

(3)      Date or dates, or manner of
         determining the same, on which the
         principal of Securities of the Series
         is payable:                                June 15, 2007

(4) With respect to interest on Securities of the Series:

         (a)      The rate or method of
                  calculation:                      7.65% per annum

         (b)      The date from which
                  such interest shall accrue:       June 19, 2000

         (c)      The dates on which interest
                  shall be payable or the manner
                  of determining the same:           Semiannually, June 15 and
                                                     December  15, commencing
                                                     December 15, 2000
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         (d)      Record dates for interest payable
                  on any interest payment date:       To holders of record at
                                                      the close of business on
                                                      June 1 and December 1
                                                      prior to the interest
                                                      payment date.

(5)      Place or places where
         Securities of the Series
         shall be payable:                            At the office or agency of
                                                      the Company in New York,
                                                      New York. At its option,
                                                      the Company may pay
                                                      interest by check mailed
                                                      to the holder's address as
                                                      it appears on the
                                                      register.

(6)      With respect to redemption,
         in whole or in part, of Securities
         of the Series at the option of the
         Company:

         (a)      The period or periods within
                  which such redemptions may be
                  made:                               Redeemable at any time at
                                                      the redemption prices
         (b)      The applicable redemption           calculated as set forth in
                  price or prices:                    the attached form of the
                                                      Securities of the Series.

         (c)      The terms and conditions of such
                  redemptions:

(7) With respect to the mandatory redemption or purchase of Securities of the Series:

         (a)      Any provision for a sinking or
                  analogous fund or for redemption
                  or purchase at the option of a
                  Holder:                             Not Applicable

         (b)      The period or periods within
                  which such redemptions or
                  purchases must be made:             Not Applicable

         (c)      The applicable redemption or
                  purchase price or prices:           Not Applicable
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         (d)      The terms and conditions of such
                  redemptions or purchases:           Not Applicable

(8)      Denominations in which Securities of the
         Series are issuable, if other than $1,000
         and any integral multiples thereof:          Not Applicable

(9)      If other than the principal amount
         thereof, the portion of the principal
         amount of Securities of the Series
         payable on declaration of acceleration:      Not Applicable

(10)     (a) Whether Securities of the Series are
         issuable as Registered Securities,
         Unregistered Securities (with or without
         interest coupons), or any combination
         thereof:                                     Registered Securities

         (b) Whether, and the terms upon which,
         Unregistered Securities of the Series may
         be exchanged for Registered Securities of
         the same Series and vice versa:              Not Applicable

(11)     Any provisions for payment of additional
         amounts for taxes and for redemption, in
         the event the Company must comply with
         the reporting requirements or must pay
         additional amounts in respect of any
         Securities of the Series:                    Not Applicable

(12)     With respect to the issuance
         of any Global Securities of the Series:      To be issued wholly in
                                                      permanent global form for
                                                      deposit with The
                                                      Depository Trust Company,
                                                      as Depository.
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(13)     Any other covenants and terms of
         Securities of the Series, including any
         additional restrictive covenants not
         described above and any terms required by
         United States laws or regulations:          None

(14)     Issue price to public of Securities of
         the Series:                                 99.7883%

(15)     Underwriter's commission or discount as a
         percentage of the principal amount of
         Securities of the Series to be issued:      0.625%

(16)     Agency fees as a percentage of the
         principal amount of Securities of the
         Series to be issued:                        Not Applicable


         Annexed hereto is the form of the Securities of the Series.


         The capitalized terms used in this Certificate (unless otherwise defined herein) have the meanings as defined in the Indenture.

         IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company.


                                     NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


                                                  /s/ EDWIN F. HALL
                                     -------------------------------------------
                                                    Edwin F. Hall
                                       Controller and Chief Financial Officer


                                                /s/ WILLIAM F. HEITMANN
                                     -------------------------------------------
                                                  William F. Heitmann
                                                       Treasurer

Dated: As of June 13, 2000
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         Unless this certificate is presented by an authorized representative of
The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor's nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the Indenture referred to on the reverse hereof.


                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


                    Seven Year 7.65% Notes due June 15, 2007


No. 001                           $125,000,000               Cusip:  644239 BN 4


         NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY, a New York corporation (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) on June 15, 2007, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year, beginning on December 15, 2000, unless such June 15 or December 15 is a Legal Holiday (as defined in the Indenture) in New York City, New York, in which case on the next succeeding day that is not a Legal Holiday in New York City, New York (each, an "Interest Payment Date"), on said principal sum at the rate per annum specified in the title of this Note, at such office or agency, in like coin or currency, from June 15 or December 15, as the case may be, to which interest on the Notes has been paid preceding the date hereof (unless the date hereof is a June 15 or December 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from June 19, 2000) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Note shall be authenticated at a time when there is an existing default in the payment of interest on the Notes, if the
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                                      - 2 -


date hereof is after June 1 and before the next following June 15 or is after December 1 and before the next following December 15, this Note shall bear interest from such June 15 or December 15; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest when due on such June 15 or December 15, then this Note shall bear interest from the next preceding date to which interest has been paid. The interest so payable on any June 15 or December 15 shall be paid to the person in whose name this Note shall be registered at the close of business on the June 1 or December 1, as applicable (whether or not a Legal Holiday), immediately preceding the related Interest Payment Date (each, a "Regular Record Date").

         If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last address as they shall appear upon the Note register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Note register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.
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                                      - 3 -


         IN WITNESS WHEREOF, New England Telephone and Telegraph Company has caused this Note to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                         NEW ENGLAND TELEPHONE AND TELEGRAPH
                                         COMPANY


                       (SEAL)            By_____________________________________
                                           Title:


                                         By_____________________________________
                                           Title:


Dated: June 19, 2000
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                                     - 4 -


                          Certificate of Authentication

This is one of the Debt Securities of the series designated therein and described in the within-mentioned Indenture.

                                         STATE STREET BANK AND TRUST COMPANY,
                                         AS TRUSTEE


                                         By_____________________________________
                                           Authorized Signatory